SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2011

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 5.07(d).  Submission of Matters to a Vote of Security Holders

Adams Resource & Energy, Inc. (the “Company”) filed a Current Report on Form 8-K on May 19, 2011 (the “Original Report”) to report the final results for each of the matters submitted to a vote of stockholders at its 2011 Annual Meeting of Stockholders held on May 18, 2011 (the “Annual Meeting”).  The Company is filing this amendment to the Original Report to report that, consistent with the voting results at the Annual Meeting, the Company has determined to hold an advisory vote on the compensation of its named executive officers annually until the next stockholder vote on the frequency of say-on-pay votes is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s stockholders.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: October 12, 2011	By:/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer